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EXHIBIT 23.1


                 CONSENT OF ERNST & YOUNG, INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3), and related Prospectus of Isis Pharmaceuticals, Inc. for the registration of its common stock, to be filed with the Securities and Exchange Commission on February 5, 1999, and to the incorporation by reference therein of our report dated January 23, 1998, with respect to the financial statements and schedules of Isis Pharmaceuticals, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


                                        /s/  ERNST & YOUNG LLP

San Diego, California
February 5, 1999